Exhibit 99.1
HEALTHCARE REALTY
Gabrielle M. Andrés
Corporate Communications
P 615.269.8175
www.healthcarerealty.com
NEWS RELEASE
HEALTHCARE REALTY TRUST ANNOUNCES FIRST QUARTER RESULTS
NASHVILLE, Tennessee, May 10, 2010 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2010. FFO per diluted common share for the three months ended March 31, 2010 totaled $0.32. FAD for the three months ended March 31, 2010 totaled $0.35 per diluted common share.
Revenues for the three months ended March 31, 2010 totaled $64.6 million. Income from continuing operations for the three months ended March 31, 2010 totaled $1.1 million. Net income attributable to common stockholders for the three months ended March 31, 2010 totaled $4.6 million, or $0.08 per diluted common share.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.3 billion in 205 real estate properties and mortgages as of March 31, 2010, excluding assets classified as held for sale and including an investment in one unconsolidated joint venture. The Company’s 200 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 28 states, totaling approximately 12.4 million square feet. The Company provides property management services to approximately 9.3 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES
Master lease rent	$15,022	$14,808
Property operating	46,146	42,905
Straight-line rent	584	382
Mortgage interest	638	489
Other operating	2,170	3,509

	64,560	62,093

EXPENSES
General and administrative	4,731	6,966
Property operating	24,675	23,358
Bad debt, net	(199)	435
Depreciation	16,591	15,162
Amortization	1,301	1,481

	47,099	47,402

OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	(480)	—
Re-measurement gain of equity interest upon acquisition	—	2,701
Interest expense	(16,310)	(10,010)
Interest and other income, net	476	154

	(16,314)	(7,155)

INCOME FROM CONTINUING OPERATIONS	1,147	7,536

DISCONTINUED OPERATIONS
Income from discontinued operations	815	757
Impairment	—	(22)
Gain on sales of real estate properties	2,696	12,609

INCOME FROM DISCONTINUED OPERATIONS	3,511	13,344

NET INCOME	4,658	20,880

Less: Net income attributable to noncontrolling interests	(64)	(15)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,594	$20,865

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$0.02	$0.13

Discontinued operations	0.06	0.23

Net income attributable to common stockholders	$0.08	$0.36

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$0.02	$0.13

Discontinued operations	0.06	0.22

Net income attributable to common stockholders	$0.08	$0.35

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	59,961,455	58,130,574

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	60,969,730	58,847,384

(1)	The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Cash flows from operating activities:
Net income	$4,658	$20,880
Non-cash items:
Depreciation and amortization — real estate	17,437	16,872
Depreciation and amortization — other	1,411	808
Provision for bad debt, net	(199)	437
Impairments	—	22
Straight-line rent receivable	(584)	(353)
Straight-line rent liability	103	113
Stock-based compensation	754	1,288
Provision for deferred post-retirement benefits	436	1,492
Re-measurement gain of equity interest upon acquisition	—	(2,701)
Other non-cash items	—	254

Total non-cash items	19,358	18,232

Other items:
Accounts payable and accrued liabilities	5,058	1,090
Other liabilities	997	981
Other assets	488	1,201
Gain on sales of real estate properties	(2,696)	(12,609)
Loss on extinguishment of debt	480	—
Payment of partial pension settlement	—	(2,300)
State income taxes paid, net of refunds	(6)	53

Total other items	4,321	(11,584)

Net cash provided by operating activities	28,337	27,528

Cash flows from investing activities:
Acquisition and development of real estate properties	(25,268)	(33,076)
Funding of mortgages and notes receivable	(2,090)	(3,451)
Proceeds from sales of real estate	19,588	63,907
Proceeds from mortgages and notes receivable repayments	36	38

Net cash provided by (used in) investing activities	(7,734)	27,418

Cash flows from financing activities:
Net repayments on unsecured credit facilities	(3,000)	(4,000)
Repayments on notes and bonds payable	(524)	(20,548)
Repurchase of notes payable	(8,556)	—
Quarterly dividends paid	(18,417)	(22,829)
Proceeds from issuance of common stock	15,044	183
Debt issuance costs	(474)	—
Capital contributions received from noncontrolling interest holders	633	529
Distributions to noncontrolling interests	(115)	(43)

Net cash used in financing activities	(15,409)	(46,708)

Increase in cash and cash equivalents	5,194	8,238
Cash and cash equivalents, beginning of period	5,851	4,138

Cash and cash equivalents, end of period	$11,045	$12,376

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Net Income Attributable to Common Stockholders	$4,594	$20,865

Gain on sales of real estate properties	(2,696)	(12,609)
Real estate depreciation and amortization	17,333	16,883

Total adjustments	14,637	4,274

Funds From Operations	$19,231	$25,139

Funds From Operations Per Common Share — Basic	$0.32	$0.43

Funds From Operations Per Common Share — Diluted	$0.32	$0.43

Weighted Average Common Shares Outstanding — Basic	59,961,455	58,130,574

Weighted Average Common Shares Outstanding — Diluted	60,969,730	58,847,384

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
March 31, 2010
Net Income Attributable to Common Stockholders	$4,594

Gain on sales of real estate properties	(2,696)
Total non-cash items included in cash flows from operating activities (3)	19,358

Funds Available For Distribution	$21,256

Funds Available For Distribution Per Common Share — Diluted	$0.35

Weighted Average Common Shares Outstanding — Diluted	60,969,730

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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